UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 16, 2025

SAFE & GREEN HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38037	95-4463937
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

 990 Biscayne Blvd.

#501, Office 12

Miami, FL 33132

(Address of Principal Executive Offices, Zip Code)

(Former name or former address, if changed since last report.)

Registrant’s telephone number, including area code: 646-240-4235

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01	SGBX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 16, 2025, Safe & Green Holdings Corp (the “Company”) appointed Jim Pendergast as the Company’s Chief Operating Officer and entered into an employment agreement with Mr. Pendergast (the “Employment Agreement”) to employ Mr. Pendergast in such capacity for an initial term of two (2) years, which Employment Agreement provides for an annual base salary of $200,000, a restricted stock grant under the Company’s Stock Incentive Plan for 200,000 shares of the Company’s common stock, vesting quarterly on a pro-rata basis over the next eighteen (18) months of continuous service, and an annual performance bonus of up to 20% of Mr. Pendergast’s then-base salary, payable in cash and/or equity, as determined by Company’s by the Company’s Board of Directors.

Mr. Pendergast brings over 25 years of leadership in corporate operations, having served as CEO, CFO, and COO across public and private companies in the energy, construction, manufacturing, and agricultural sectors. He has expertise in mergers and acquisitions, corporate restructuring, and equity and debt financing. His previous roles include COO at MGO Systems Ltd., where he oversaw more than 50 construction projects during his time there, and CEO/CFO at Paramount Structures Inc., leading its acquisition and financial restructuring. As CEO of FP Genetics Inc., he refocused the company on profitable growth. Earlier, at Agrium Inc., he managed large-scale business development projects and represented the company to investors. He has also served on the boards of several companies, providing leadership in corporate governance, strategic planning, and financial management. He holds an MBA in International Business and Finance from McMaster University and a BA (Honors) in Political Studies and Economics from Queen’s University.

Mr. Pendergast is subject to a one-year post-termination non-compete and non-solicit of employees and clients. Mr. Pendergast is also bound by confidentiality provisions.

There are no family relationships between Mr. Pendergast and any of the Company’s directors or executive officers. In addition, except as set forth above, Mr. Pendergast is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The descriptions of the Employment Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1, respectively, to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description
10.1	Employment Agreement, dated January 20, 2025, between Safe & Green Holdings Corp. and Jim Pendergast
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAFE & GREEN HOLDINGS CORP.

Dated: January 21, 2025	By:	/s/ Patricia Kaelin
		Name:	Paticia Kaelin
		Title:	Chief Financial Officer

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